February 1, 2011	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. to Hold 22nd Annual Meeting of Shareholders

Springfield, Mo. (NASDAQ: GSBC) - Great Southern Bancorp, Inc., the holding company of Great Southern Bank, will hold its 22nd Annual Meeting of Shareholders at:

10 a.m. CDT
Wednesday, May 11, 2011
Great Southern Operations Center
218 S. Glenstone, Springfield, Mo.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, March 2, 2011, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the company's website, www.GreatSouthernBank.com, prior to the start of the meeting.

With total assets of $3.4 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 75 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas and Nebraska. Great Southern Bancorp, Inc., is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.GreatSouthernBank.com